Exhibit 99.1

Alpha and Omega Semiconductor Announces New Director Nominee

SUNNYVALE, California, May 9, 2019 - Alpha and Omega Semiconductor Limited (“AOS” or the “Company”) (NASDAQ: AOSL), today announced that its Board of Directors intends to nominate Claudia Chen as a director to be elected at its 2019 Annual General Meeting of Shareholders in November 2019 (the “AGM”). The Company also announced that, after six years of distinguished service, Bob Chen has informed the Board that he will not stand for re-election at the AGM.

“We are pleased and excited that a leader of Claudia's caliber has decided to join our Board,” said Dr. Mike Chang, Chairman and CEO of the Company. “Ms. Chen brings 20 years of experience in financial and executive management of technology companies, and she will provide significant leadership, industry perspective and operational capabilities to AOS as we continue to execute and expand our growth plans.”

“We also want to thank Bob Chen for his six years of outstanding service at AOS. Bob has brought valuable insight and entrepreneur’s expertise to the Board. His support and guidance have made important contributions to the Company’s growth plans. On behalf of our company and the Board, I would like to express our gratitude and appreciation for his support, and wish him the best for his new business endeavors and charity foundation.”

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, Power IC products and Digital Power. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit www.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, statements regarding the new director nominee and annual meeting of shareholders. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to successfully operate our joint venture in China; our ability to develop and succeed in the digital power business; difficulties and challenges in executing our diversification strategy into different market segments; new tariffs on goods from China; ordering pattern and seasonality; our ability to introduce or develop new and enhanced products that achieve market acceptance; decline of the PC industry and our ability to respond to such decline; the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed by AOS on August 23, 2018. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

CONTACT:
Alpha and Omega Semiconductor Limited

Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com